                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [  ]
Filed by a Party other than the Registrant [X]

Check the appropriate box:

[X]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to ( ) 240.14a-11(c) or ( ) 240.14a-12

                                ALLIANCE BANCORP
                (Name of Registrant as Specified in its Charter)

              LA SALLE FINANCIAL PARTNERS, LIMITED PARTNERSHIP AND
                  THE COMMITTEE TO MAXIMIZE SHAREHOLDER VALUE
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.

[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       1) Title of each class of securities to which transaction applies:

       2) Aggregate number of securities to which transaction applies:

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

       4) Proposed maximum aggregate value of transaction:

       5) Total fee paid:

[ ]    Fee paid previously with preliminary materials.

[ ]    Check box if any part of the fee is offset as provided by Exchange
       Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1) Amount Previously Paid:

       2) Form, Schedule or Registration Statement No.:

       3) Filing Party:

       4) Date Filed:

                       1999 ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                                ALLIANCE BANCORP
                    ----------------------------------------

                                 PROXY STATEMENT
               OF LA SALLE FINANCIAL PARTNERS, LIMITED PARTNERSHIP
                                      AND
                  THE COMMITTEE TO MAXIMIZE SHAREHOLDER VALUE
              IN OPPOSITION TO THE MANAGEMENT OF ALLIANCE BANCORP
                    ----------------------------------------

                 IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING



WHY YOU WERE SENT THIS PROXY STATEMENT

                  This Proxy Statement and the accompanying GREEN proxy card are being furnished in connection with the solicitation of proxies by La Salle Financial Partners, Limited Partnership ("La Salle Financial" or the "Partnership") and the Committee to Maximize Shareholder Value (the "Committee").

                  Together, this Proxy Statement sometimes refers to La Salle Financial and the Committee using the words "we," "us" and variants of those words. The Committee is comprised of La Salle Financial, Talman Financial, Inc., La Salle Capital Management, Inc., Peter T. Kross, Richard J. Nelson, Florence
J. Nelson, William D. King and George L. Barr.


                  La Salle Financial invests in thrifts, savings banks, and commercial banks. We have earned money when management of these entities has performed well. However, we are prepared to influence, and on numerous occasions have taken actions to influence, under-performing companies to seek strategic alternatives to create value for all shareholders. For more information on our track record, see "La Salle Financial's Success in Maximizing Shareholder Value," below.



                  We are soliciting proxies to be used at the 1999 Annual Meeting of Stockholders (the "Annual Meeting") of Alliance Bancorp (the "Company") and at any adjournments, postponements or reschedulings thereof. The Annual Meeting will be held on Wednesday, June 23, 1999, and the Record Date (as defined below) is May 12, 1999.



                  La Salle Financial owns approximately 4.98% of the issued and outstanding shares of the common stock of the Company; the members of the Committee may also be deemed to beneficially own these shares. We believe that it is in the best interests of the stockholders of the Company that the Company's management consider all possible strategic alternatives available to the Company to increase the market price of the Common Stock.

                  La Salle Financial is convinced that a more thorough investigation of strategic alternatives, and a greater dedication to maximizing shareholder value, will only come through the increased presence of outside, independent directors. Therefore, we are soliciting proxies for the election of Richard J. Nelson, William D. King and George L. Barr to the Company's Board of Directors. (1)


                  We believe that the market price of Alliance Bancorp's stock does not reflect the true value of the Company, and that the recent increase in share value in May 1999, is not the result of the prospect of fundamental operating improvement, but rather other factors, such as stock repurchases by the Company. One common way of increasing the market price of stock is to seek out another financial institution and attempt to implement a business combination. La Salle Financial and the Committee want Alliance Bancorp to explore seriously, in consultation with independent financial advisors, this and other possible means of improving the market price of the Common Stock, to the extent such options may not have already been fully explored. We do not believe that Alliance Bancorp has been open to such ideas. Richard J. Nelson, William D. King and George L. Barr are committed to this course of action; therefore, we are seeking to elect Messrs. Nelson, King and Barr as directors of the Company.


                  On August 13, 1998, Richard J. Nelson met with an Alliance Bancorp Review Committee of Board members to discuss his credentials and experience in connection with La Salle Financial's May 21, 1998 request that the Board be increased by one seat and Mr. Nelson be appointed to fill that seat. After a subsequent telephone discussion with Board Chairman Fredric Novy, on August 19, 1998, La Salle Financial sent a letter to Alliance Bancorp indicating that La Salle Financial did not believe that the Company was serious about responding to its request and concerns on a timely basis. The letter further stated that if the Board did not act favorably to La Salle Financial's request regarding Board representation by August 28, 1998, La Salle Financial would nominate and solicit votes for an independent slate of directors for election at the 1999 Annual Meeting of Shareholders. The Board of Directors did not respond to La Salle Financial's August 19th letter. On January 26, 1999, La Salle Financial sent a letter to Alliance Bancorp giving notice of its intent to nominate directors to the board of Alliance Bancorp.

                  At the Annual Meeting, La Salle Financial will seek to elect Richard J. Nelson, William D. King and George L. Barr to the Company's Board of Directors. The election of Messrs. Nelson, King and Barr requires the affirmative vote of a majority of the votes cast, assuming a quorum is present or otherwise represented at the Annual Meeting.


                  As of May 13, 1999, La Salle Financial beneficially owned an aggregate of 550,047 shares of the Common Stock, representing approximately 4.98% of the issued and outstanding shares of the Common Stock, based on the number of issued and outstanding shares of the Common Stock as of May 5, 1999 as reported in the Alliance Bancorp's Form 10-Q for the period ended dated March 31, 1999, which was filed by the Company on May 11, 1999. La Salle Financial intends to vote such shares FOR the election of Richard J. Nelson, William D. King and George L. Barr to the Company's Board of Directors. La Salle Financial urges you to mark, sign, date and return the enclosed GREEN proxy card in



----------


(1) This Proxy Statement and the accompanying GREEN proxy card are first being furnished to Alliance Bancorp stockholders on or about May 17, 1999.

the enclosed postage-paid envelope to vote FOR the election of Richard J. Nelson, William D. King and George L. Barr.

WHO CAN VOTE AT THE ANNUAL MEETING



                  The record date for determining stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date") is May 12, 1999. Stockholders of the Company as of the Record Date are entitled to one vote at the Annual Meeting for each share of common stock of the Company, $.01 par value per share (the "Common Stock"), held on the Record Date. It is anticipated that the proxy statement that will be filed by the Company will state the number of shares issued and outstanding on the Record Date.


HOW TO VOTE BY PROXY

                  To elect La Salle Financial's and the Committee's nominees to the Board, promptly complete, sign, date and mail the enclosed GREEN proxy card in the enclosed postage-paid envelope. Whether you plan to attend the Annual Meeting or not, we urge you to complete and return the enclosed GREEN proxy card.

                  Properly executed proxies will be voted in accordance with the directions indicated thereon. If you sign the GREEN proxy card but do not make any specific choices, your proxy will vote your shares as follows:

                    - "FOR" the election of our three nominees to the Board of Directors, Richard J. Nelson, William D. King and George L. Barr.


                    - "FOR" the ratification of the appointment of KPMG LLP as the auditors of the Company for the fiscal year ending December 31, 1999.



                  If any other matter is presented at the Annual Meeting, your proxy will vote in accordance with the best judgment of the persons named on the attached proxy card as discussed in the "Other Matters To Be Considered At The Annual Meeting" section. At the time this Proxy Statement was mailed, we knew of no matters which needed to be acted on at the Annual Meeting, other than those discussed in this Proxy Statement.


                  If any of your shares are held in the name of a brokerage firm, bank, bank nominee or other institution on the record date, only that entity can vote your shares and only upon its receipt of your specific instructions. Accordingly, please contact the person responsible for your account at such entity and instruct that person to execute and return the GREEN proxy card on your behalf. You should also sign, date and mail the voting instruction form your broker or banker sends you when you receive it. Please do this for each account you maintain to ensure that all of your shares are voted.

                   MATTERS TO BE DECIDED AT THE ANNUAL MEETING


         At the Annual Meeting, the Company's stockholders will be asked to vote on the following matters: the election of five directors and the ratification of the appointment of

KPMG LLP as the auditors of the Company. As discussed in more detail below, we believe that the current Board of Directors as a group has not been acting in your best interests as stockholders of the Company. The election of the directors nominated by La Salle Financial and the Committee is, in our opinion, in your best interests as stockholders.


OBJECTIVES OF LA SALLE FINANCIAL AND THE COMMITTEE


                  La Salle Financial has held Alliance Bancorp common stock since June, 1997, owning approximately 4.98% of the outstanding shares.



                  After careful analysis of the operations, management, and financial and stock price performance of Alliance Bancorp, we have concluded that the current board's strategic decisions and management's continuing actions have not been in the best interest of Alliance shareholders and that the Company's stock price demonstrates that changes are needed.



                  For this reason, we have decided to launch a proxy contest to gain three seats on the Company's board of directors. If our nominees, Richard
J. Nelson, William D. King and George L. Barr, are elected and take office as directors, each intends to simultaneously (1) work with the board and management of the Company to improve operations, and (2) urge management and the other members of the board to adopt measures aimed at maximizing the market price of the Common Stock, including, potentially, the hiring of a top-tier investment banking firm to seek a buyer for Alliance Bancorp at the best possible price.


                  Because Messrs. Nelson, King and Barr would constitute a minority of the Board of Directors if elected, adoption of measures aimed at maximizing the value of the Common Stock would require the approval of other directors of the Company. However, La Salle Financial and the Committee believe that such results and approval are more likely if there are persons elected to the Company's Board of Directors who are committed to achieving such results.

ALLIANCE BANCORP'S RECENT PERFORMANCE

                  Since April, 1998, the Company's stock price has fallen from $28.50 to $23.625 (as of May 12, 1999). Moreover, from January 1, 1999 to April 30, 1999, the stock has traded in a range from $17.25 to $20.875. The Partnership believes, however, that the recent increase in share value in May 1999, is not the result of the prospect of fundamental operating improvement, but rather other factors such as stock repurchases of the Company.

                  While the Company has blamed this price decline on "the vagaries of the stock market," asserting that the thrift industry and the small cap market are "out of favor," the fact is that many thrifts are doing well, and have significantly better stock price performance. For example, during the fourth quarter of 1998, of nine Midwest thrifts in $2-$5 billion asset size, Alliance Bancorp had the lowest price to tangible book value, and tied for last for lowest price to core earnings.


                  We are particularly concerned about Alliance Bancorp's performance for the first quarter of 1999. The following chart tells the story of this lackluster performance:


----------------------------------------------------------------------------------------
                           3 months ended       3 months ended
                              March 31,            March 31,
                                1998                 1999              PERCENTAGE
                                                                         CHANGE
----------------------------------------------------------------------------------------
      RETURN ON                10.97%                9.90%              Down 9.8%
    AVERAGE EQUITY
----------------------------------------------------------------------------------------
      RETURN ON                1.04%                 .94%              Down 9.67%
    AVERAGE ASSETS
----------------------------------------------------------------------------------------
  EARNINGS PER SHARE            $.41                 $.39               Down 4.9%
----------------------------------------------------------------------------------------
     GENERAL AND
    ADMINISTRATIVE
      EXPENSES/                2.39%                 2.63%               Up 10.0%
    AVERAGE ASSETS
----------------------------------------------------------------------------------------
 INTEREST RATE SPREAD          2.34%                 2.19%              Down 6.4%
----------------------------------------------------------------------------------------
 INTEREST RATE MARGIN          2.91%                 2.73%              Down 6.2%
----------------------------------------------------------------------------------------


                  Moreover, shareholders should keep in mind that the first quarter 1999 results were substantially affected by a $600,000 reduction of income tax expense resulting from a review of the Company's tax liability. Had this tax adjustment not occurred, earnings per share would have been reduced even further, to approximately $0.34 per share.


                  This recent performance is additional evidence of the Company's need to change its fundamental strategy. While the Company admits in its April 9, 1999 letter to shareholders that there is a trend toward consolidation in the banking industry, to this point it has been on the wrong side of that trend. Rather than taking aggressive actions to seek the sale of the Company to a third party, the Company has focused on the acquisition of smaller banks, such as Southwest Bancshares. We believe that the Southwest Bancshares acquisition has not, and will not, add significant value to the Company, and we are hopeful that, as implied by the April 9 letter, the Company has finally determined to put its acquisition strategy on the back burner.


                  In the April 9 letter, management asserted that it will originate more multi-family, consumer, home equity, commercial real estate and indirect auto loans. La Salle Financial and the Committee are concerned about the proposed increase in commercial real estate and indirect auto loans; we believe that by pushing itself into riskier loans, the Company is making a mistake that other thrifts have made in the past.


                  We believe that the best strategy for maximizing the Company's share value is to actively identify and pursue strategic transactions for the Company, including potentially a sale of the Company, on terms that are fair and in the best interest of all shareholders. We also believe because of our director nominees' experience and expertise, the pursuing and completion of such a strategic transaction is more likely to occur if our director nominees are elected.



                 Please note that none of the members if the Committee have any agreement or understanding concerning the possible acquisition of the Company and there can be no assurance that an acquisition can be effected of a price materially above the current market value of Alliance Bancorp Common Stock. In addition, the receipt of third-party approvals and other events outside the control of the nominees could prevent the occurrence of a sale or other strategic transaction. We are not aware of any proposals for the acquisition of the Company. Furthermore, LaSalle Financial and the Committee note that the sale of a financial institution is not necessarily the best strategic for maximizing shareholder value in every instance, and if our nominees are elected they will support a strategic combination or sale of the Company if said transaction is in the best interests of shareholders under the circumstances existing at the time of the potential transaction.

ELECTION OF DIRECTORS


                  The Company currently has fifteen directors, the terms of five of which will expire at the Annual Meeting. La Salle Financial proposes that Alliance Bancorp stockholders elect Richard J. Nelson, William D. King and George L. Barr to fill three of the seats open for election at the Annual Meeting. Set forth below is information concerning Messrs. Nelson, King and Barr's principal occupation, experience and certain other matters. Messrs. Nelson, King and Barr, if elected, would hold office until the 2002 annual meeting of stockholders and until successors had been elected and qualified. Although La Salle Financial has no reason to believe that Messrs. Nelson, King and Barr would be unable to serve as a director, if any of them are unable to serve or for good cause will not serve, the persons named as proxy on the GREEN proxy card will vote for the election of another nominee as may be proposed by La Salle Financial.


                  As described below, our director nominees have extensive experience in (1) managing financial institutions and other corporations and (2) guiding and influencing the turnaround of financial institutions.


                  Richard J. Nelson is 55 years old and is currently President of La Salle Capital Management, Inc., one of the General Partners of La Salle Financial. La Salle Capital Management, Inc. is a management consulting firm that specializes in financial institution corporate restructurings. Mr. Nelson has served as a director or senior executive of several financial institutions. Mr. Nelson served as a director of FSB Financial Corporation, located in Kalamazoo, Michigan, Great Lakes Bancorp, located in Ann Arbor, Michigan, and D&N Financial Corporation, located in Hancock, Michigan. Mr. Nelson also served as a Senior Vice President for First Federal Savings & Loan Association of Kalamazoo.



                  In addition, as noted below, Mr. Nelson and La Salle Financial have a long and successful track record in investing in financial institutions that have undertaken transactions resulting in dramatic increases in shareholder value.



                  William D. King is a 57 year old retired executive and private investor, currently self-employed as a consultant. Mr. King served as a director of International Technology Corporation, a New York Stock Exchange-listed environmental management company now known as IT Group, from 1979 to 1990, and Executive Vice President of JWP, Inc., a facility services company with more than $2 billion in annual sales. Since July, 1998, Mr. King has served as a director of HF Bancorp, Inc., a $1 billion thrift located in Hemet, California. HF Bancorp has agreed to be purchased by a larger company, and expects the transaction to close later in the second quarter of 1999. In addition to his long experience managing public companies, Mr. King has an M.B.A. degree from Harvard University.



                  George L. Barr is 60 years old and is currently self-employed as a consultant to financial institutions, including commercial and community banks, providing managerial as well as financial consulting services. For the last 12 years, Mr. Barr has served as a turnaround and credit specialist for troubled financial institutions. Mr. Barr's extensive experience in the management of financial institutions includes service as a director of Unifin,

Inc., a commercial finance company, and several financial institutions, including Drover's National Bank, located in Chicago, Continental Bank of Buffalo Grove, located in Buffalo Grove, Illinois, Charter Bank and Trust, NA, located in Hoffman Estates, Illinois, and Bridgeview Bank, located in Bridgeview, Illinois. Mr. Barr has also served as the chief executive officer for Continental Bank of Buffalo Grove, Charter Bank, Merchants National Bank, located in Fort Myers, Florida, and Citizen's Bank and Trust Company, located in Chicago, and as a management consultant for Enterprise National Bank, located in Tampa, Florida, DuPage Valley Bank, located in Woodridge, Illinois, and Bridgeview Bank. Charter Bank, Enterprise National Bank and DuPage Valley Bank were all acquired during Mr. Barr's period of service or shortly thereafter.



                  La Salle Financial and the Committee believe that these nominees, with their extensive experience and expertise, are more likely than management's nominees to achieve our twin goals of improving operations at the Company and persuading management and the board to hire a top investment banking firm to identify strategic alternatives for the Company.


LA SALLE FINANCIAL'S SUCCESS IN MAXIMIZING SHAREHOLDER VALUE


                  La Salle Financial and its principals, Richard J. Nelson and Peter T. Kross, have engaged in activist shareholder action as part of its investments in several financial institutions and other corporations.
Included in this record of activity are the following situations in which persons nominated by LaSalle Financial or its principals served on the board of corporations:



                           1. In April 1990, Mr. Nelson solicited proxies as an individual investor to gain a seat on the Board of Directors of D&N Financial Corporation, a thrift located in Hancock, Michigan. When he was elected to the Board, the Company's stock price was $9.15, adjusted for subsequent stock splits. In response to a directive by the Office of Thrift Supervision to sell the Company, D&N hired an investment banker, but received no offers. When Mr. Nelson resigned from the Board in May 1992, the stock price was $6.40 per share.


                           2. Prior to the formation of La Salle Financial,
                  Peter Kross, as an individual investor, after a proxy solicitation in opposition to management, placed two individuals on the Board of Directors of Great Lakes Bancorp, a $2.8 billion thrift headquartered in Ann Arbor, Michigan. In September 1994, the Great Lakes Board voted unanimously to merge with a larger financial institution. The Great Lakes shareholders received the acquirer's stock having a value of $28 for each share of Great Lakes stock, which was the equivalent in value to approximately 150% of Great Lakes' book value. When Mr. Kross began his proxy solicitation on May 8, 1992 to elect representatives to the Great Lakes Board, shares of Great Lakes common stock were trading at $10.66. Immediately prior to the announcement of the merger, these shares traded at $24.75, according to the Great Lakes proxy statement relating to this merger.

                           3. In March 1995, FSB Financial Corporation, a $161
                  million thrift headquartered in Kalamazoo, Michigan, agreed to place Mr. Kross' representative on its Board of Directors. In August of 1995, FSB Financial, by a unanimous vote of its Board, agreed to be acquired by another financial institution at $23.50 per share, or 235% of the June 28, 1994 initial public offering price of $10.00 per share. Immediately prior to the announcement of this acquisition, the shares of FSB Financial were traded on August 16, 1995 at $19.75, according to the Wall Street Journal.

                           4. In October 1995, Mr. Kross solicited proxies in
                  opposition to the Board of Directors' candidates, to elect two representatives to the Board of

                  Directors of SJS Bancorp, Inc, a thrift institution located in St. Joseph, Michigan. The stockholders of SJS Bancorp elected Mr. Kross' candidates. The share price of the Company on September 18, 1995 was $17.25. Subsequent to Mr. Kross' candidates assuming their Board seats, in November 1996 the Board of Directors voted unanimously to pursue a merger with a larger bank at a sale price of $27 per share cash, which was $4.25 higher than the per share price prior to the merger announcement.

                           5. In 1997, the Partnership owned 7.2% of the
                  outstanding shares of Bank West Financial Corporation, a Grand Rapids, Michigan thrift institution. On September 9, 1997, the Partnership submitted a revised notice of intent to nominate one director for election to the Board of Directors at the 1997 Annual Meeting. Subsequent to the Board's agreement to nominate the largest independent individual shareholder for election to the Board, the Partnership withdrew its notice of nomination. On June 1, 1998, in order to avoid the time and expense of a proxy contest, the Bank West Board agreed to nominate a representative of the Partnership as a director of the company in return for the Partnership agreeing not to submit any shareholder proposals or nominate a separate slate of directors for election at the 1998 Annual Meeting. On March 4, 1999, Bank West announced the departure of the President and Chief Executive Officer.


                           6. In April 1997, Dravo Corporation placed Mr. Kross on its Board of Directors in response to Mr. Kross' request. At the time Mr. Kross assumed his seat on the Board, Dravo's stock price was $9.62. Dravo announced the acquisition of the Company by DLC Acquisition Corp. for $13.00 per share on September 15, 1998, which represents an 89% increase over the pre-announcement stock price.


                           7. In May 1998, La Salle Financial disclosed
                  ownership of more than 5.7% of the common stock of HF Bancorp, Inc, a $1.1 billion thrift headquartered in Hemet, California. The Partnership subsequently increased its ownership to 8.5% of the shares outstanding, and proposed a candidate for appointment to the Board of Directors as a representative of the Partnership. The Company agreed to the Partnership's request, and appointed La Salle Financial's candidate to the Board. On June 30, 1998, the Company announced that it had retained an investment banking firm as an advisor on various financial and strategic matters, and on November 16, 1998 announced a merger agreement with a larger institution. Terms of the agreement provide for HF

                  Bancorp stockholders to receive a combination of common stock of the acquirer and cash valued at $18.50 per share, and the transaction is scheduled to close during the second quarter of 1999.



                           8. On April 27, 1999, after requesting Board representation, Peter Kross was appointed to the Board of National Techteam, Inc. At the time of his appointment to the Board, the Company's stock price was trading at $6.00. In his limited time on the Board, Mr. Kross has not had the opportunity to take any actions. The current price of the Company's stock as of May 12, 1999 is $6.06 per share.

                  La Salle Financial does not claim that its actions or its representation on the Boards of Directors of these institutions necessarily caused the increases in shareholder value described above, and these transactions and events may have occurred even if La Salle Financial did not exercise its shareholder rights. Other factors, such as the actions of other shareholders, improved financial performance by the companies involved, and the trend toward consolidation in the thrift industry, may here played prominent roles in causing the increases in shareholder value discussed above. Moreover, LaSalle Financial has made investments in, and exercised its shareholder rights with respect to, other companies that either experienced decreases in shareholder value (see the discussion of D & N Financial Corporation above) or minimal increases in shareholder value (see the discussion of National Techteam Inc.) concurrent with or after La Salle Financial's actions.

                  LA SALLE FINANCIAL AND THE COMMITTEE STRONGLY RECOMMEND A VOTE FOR THE ELECTION OF RICHARD J. NELSON, WILLIAM D. KING AND GEORGE L. BARR.

OTHER INFORMATION CONCERNING DIRECTOR NOMINEES

                  La Salle Financial has paid no compensation to Messrs. Nelson, King or Barr in connection with their becoming nominees of La Salle Financial at the Annual Meeting. La Salle Financial has agreed to reimburse Messrs. Nelson, King and Barr for any out-of-pocket expenses that they incur in connection with the Annual Meeting but has no other arrangements or understandings with Messrs. Nelson, King and Barr other than as set forth herein. Messrs. Nelson, King and Barr have agreed to become nominees of La Salle Financial in order to further the goals of La Salle Financial, including the maximization of the stockholders' investment, which are set forth earlier in this Proxy Statement.

OTHER MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING


                  La Salle Financial anticipates that the Company will solicit proxies with respect to a proposal to ratify the appointment of KPMG LLP as Alliance Bancorp's independent auditors for the fiscal year ending December 31, 1999. La Salle Financial recommends a vote for this proposal. You may use the GREEN proxy card to vote for this proposal.


                  La Salle Financial is not aware of any other proposals to be brought before the Annual Meeting. If other proposals are brought before the Annual Meeting, the persons named on the GREEN proxy card will abstain from voting on such proposals unless such proposals adversely affect the interests of La Salle Financial or the program of La Salle Financial outlined in this Proxy Statement, as determined by La Salle Financial in its sole discretion. If that occurs, such persons will vote on such proposals at their discretion.

VOTING AND PROXY PROCEDURES

                  The Board of Directors of the Company is divided into three classes of directors having staggered terms of three years. Stockholders of the Company are not permitted to cumulate their votes for the election of directors. If elected, Messrs. Nelson, King, and Barr would each serve for a term expiring in 2002. If Messrs. Nelson, King, and Barr are elected, La Salle Financial would obtain minority representation on the Company's Board of Directors, and two of the nominees of management would also likely be elected as a director.

                  The presence of a majority of all of the shares of Common Stock entitled to vote at the Annual Meeting, present in person or by proxy, will constitute a quorum. Abstentions are counted for purposes of determining a quorum; proxies marked to abstain with respect to a proposal have the same effect as votes against the proposal. Proxies relating to "street name" shares that are voted by brokers on some but not all of the matters before shareholders at the Annual Meeting will be treated as shares present for purposes of determining the presence of a quorum on all matters, but will not be entitled to vote at the Annual Meeting on those matters as to which authority to vote is withheld by the broker ("broker non-votes"). Accordingly, broker non-votes will not affect the outcome of the election.


                  Election of Messrs. Nelson, King and Barr requires the affirmative vote of a majority of the votes present in person or represented by proxy at the Annual Meeting. Assuming the presence of a quorum at the Annual Meeting, with respect to the ratification of KPMG LLP as the Company's independent auditors, the affirmative vote of a majority of the shares of the Common Stock present in person or represented by proxy who cast votes for directors at the Annual Meeting and entitled to vote on the matter will be required.


                  LA SALLE FINANCIAL AND THE COMMITTEE URGE YOU TO VOTE FOR THE ELECTION OF RICHARD J. NELSON, WILLIAM D. KING AND GEORGE L. BARR AS DIRECTORS OF THE COMPANY BY SIGNING, DATING, AND MAILING THE ENCLOSED GREEN PROXY CARD AS SOON AS POSSIBLE. PROXIES SOLICITED BY THIS PROXY STATEMENT MAY BE EXERCISED ONLY AT THE ANNUAL MEETING (AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF) IN ACCORDANCE WITH YOUR INSTRUCTIONS AND WILL NOT BE USED FOR ANY OTHER MEETING.

                  Any proxy may be revoked at any time prior to the time a vote is taken by delivering to the Secretary of Alliance Bancorp a notice of revocation bearing a later date, by delivering a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person (but attendance at the Annual Meeting will not by itself constitute revocation of a prior-delivered proxy).

                  Only holders of record as of the close of business on the Record Date will be entitled to vote at the Annual Meeting. If you were a stockholder of record on the Record Date, you will retain your voting rights for the Annual Meeting even if you sell your shares after the Record Date. Accordingly, it is important that you vote the shares held by you on the Record Date, or grant a proxy to vote such shares, even if you sell such shares after the Record Date.

                  If you own any shares of the Common Stock which are held in the name of a brokerage firm, bank, bank nominee or other institution on the Record Date, only it can vote such shares and only upon receipt of your specific instructions. Accordingly, please contact the person responsible for your account and instruct that person to execute and return on your behalf the GREEN proxy card. You should also sign, date and mail the proxy form your broker or bank sends you when you receive it. Please do this for each account you maintain to ensure that all of your shares are voted.

                  If you wish to support Messrs. Nelson, King and Barr, please sign, date and return only the GREEN proxy card. If you later vote on management's proxy (even if it is to withhold authority to vote for management's nominees) you will revoke your previous vote for Messrs. Nelson, King and Barr. ALTHOUGH YOU MAY VOTE MORE THAN ONCE, ONLY ONE PROXY WILL BE COUNTED AT THE ANNUAL MEETING, AND THAT WILL BE YOUR LATEST DATED, VALIDLY EXECUTED PROXY. If you have already sent a proxy to management of the Company, you can revoke that proxy by signing, dating and mailing the GREEN proxy card or by voting in person at the Annual Meeting. IF YOU HAVE SIGNED THE GREEN PROXY CARD AND NO MARKING IS MADE, YOU WILL BE DEEMED TO HAVE GIVEN A DIRECTION TO VOTE THE ALLIANCE BANCORP COMMON STOCK REPRESENTED BY THE GREEN PROXY CARD FOR THE ELECTION OF MESSRS. NELSON, KING AND BARR AND FOR THE RATIFICATION OF KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

SOLICITATION OF PROXIES

                  The entire expense of preparing and mailing this Proxy Statement and any other soliciting material and the total expenditures relating to the solicitation of proxies (including, without limitation, costs, if any, related to advertising, printing, fees of attorneys, financial advisors, solicitors, accountants, public relations, transportation and litigation) will be borne by La Salle Financial. In addition to the use of the mails, proxies may be solicited by La Salle Financial, other Participants (as defined below) and/or their employees by telephone, telegram, and personal solicitation, for which no additional compensation will be paid to those persons engaged in such solicitation. Banks, brokerage houses, and other custodians, nominees, and fiduciaries will be requested to forward solicitation material to the beneficial owners of the Common Stock that such institutions hold, and La Salle Financial will reimburse such institutions for their reasonable out-of-pocket expenses.

                  La Salle Financial has retained The Altman Group, a proxy solicitation firm, to assist in the solicitation of proxies at a fee estimated not to exceed $_________________ plus reimbursement of reasonable out-of-pocket expenses. Approximately 25 persons will be utilized by that firm in its solicitation efforts.

                  La Salle Financial estimates that its total expenditures relating to the solicitation of proxies will be approximately $______________________ (including, without limitation, costs, if any, related to advertising, printing, fees of attorneys, financial advisors, solicitors, accountants, public relations, transportation, and litigation). Total cash expenditures to date relating to this solicitation have been approximately $__________________.

                  La Salle Financial intends to seek reimbursement from the Company for its reasonable expenses in connection with this solicitation. If elected, La Salle Financial and its nominees will submit the matter to a vote of the Company's Board of Directors. The Company's Board of Directors may vote to submit the matter to a vote of the Company's stockholders. If elected to the Company's Board of Directors, Messrs. Nelson, King and Barr intend to vote in favor of reimbursing La Salle Financial and submitting the matter to a vote of the Company's stockholders. If the matter is submitted to a vote of the Company's stockholders, La Salle Financial will vote its shares in favor of such reimbursement and will accept the results of such stockholder vote.


CERTAIN INFORMATION REGARDING THE PARTICIPANTS

                  La Salle Financial is a Delaware limited partnership. The principal business of La Salle Financial is investing in equity-oriented securities issued by publicly traded companies, with emphasis on investments in banks, thrifts, and savings banks.


                  The general partners of La Salle Financial are La Salle Capital Management, Inc., a Michigan corporation owned by Richard J. Nelson and his wife, Florence Nelson, and Talman Financial, Inc., a Michigan corporation owned by Peter T. Kross (the "General Partners"). The principal business of La Salle Capital Management and Talman Financial is acting as general partner of La Salle Financial. The executive officers and directors of La Salle Capital Management, Inc., are Mr. Nelson, who serves as President and a director, and Mrs. Nelson, who serves as Secretary, Treasurer, and a director. Mr. Nelson is self-employed as a banking consultant. Mrs. Nelson is not otherwise employed. La Salle Financial, the General Partners, Mr. Nelson and Mr. Kross each are a participant, and Mrs. Nelson may be deemed to be a participant, in the solicitation conducted with this Proxy Statement. Each of them is referred to in this Proxy Statement as a "Participant" and collectively they are the "Participants."



                  Exhibit A lists certain information regarding holdings of the Common Stock by the Participants and transactions in the Common Stock made by the Participants during the last two years. Due to recent share repurchases of Common Stock by the Company, La Salle Financial has recently sold 12,150 shares of Common Stock to conform with its current business plan not to exceed an ownership position of more than 5% of the outstanding shares of Common Stock. The Partnership holds approximately 4.98% of the outstanding shares of Alliance Bancorp Common Stock, and currently intends to maintain that approximate level of ownership. La Salle Financial may, however, change or alter its investment strategy at any time to increase or decrease its holdings in Alliance Bancorp.


                  Except as set forth herein, no Participant is now, or within the past year has been, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company (including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies).

                  There are no material proceedings to which any Participant or any associate of any Participant is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries. Except as described herein, no Participant and no associate of any Participant has any interest in the matters to be voted upon at the Annual Meeting, other than an interest, if any, as a stockholder of the Company.

                  Except as described herein or in Exhibit A, neither any Participant nor any associate of any Participant (1) has engaged in or has a direct or indirect interest in any transaction or series of transactions since the beginning of the Company's last fiscal year, or in any currently proposed transaction, to which the Company or any of its subsidiaries is a party where the amount involved was in excess of $60,000; (2) has been indebted to the Company or any of its subsidiaries; (3) has borrowed any funds for the purpose of acquiring or holding any securities of the Company, or is presently, or has been within the past year, a party to any contract, arrangement or understanding with any person with respect to either any securities of the Company, any future employment by the Company or its affiliates, or any future transaction to which the Company or any of its affiliates will or may be a party; or (4) is the beneficial or record owner of any securities of the Company or any parent or subsidiary thereof.

OTHER MATTERS

                  La Salle Financial anticipates that the Company's proxy statement will contain information regarding (1) securities ownership of 5% or more beneficial ownership and management; (2) the committees of the Company's Board of Directors; (3) the meetings of the Company's Board of Directors and all committees thereof; (4) the background of the nominees of the Company's Board of Directors; (5) the compensation and remuneration paid and payable to the Company's directors and management; (6) stock price performance; and (7) the submission of stockholder proposals at the Company's 1999 annual meeting of stockholders. La Salle Financial has no knowledge of the accuracy of the Company's disclosures in its proxy materials.

                             YOUR VOTE IS IMPORTANT

                  NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN WE ARE SEEKING YOUR SUPPORT. PLEASE VOTE FOR MESSRS. NELSON, KING AND BARR BY SIGNING, DATING, AND MAILING IN THE ENCLOSED POSTAGE-PAID ENVELOPE THE ENCLOSED GREEN PROXY CARD AS SOON AS POSSIBLE. ONLY YOUR LATEST DATED PROXY COUNTS. EVEN IF YOU HAVE ALREADY RETURNED A PROXY TO THE COMPANY'S BOARD OF DIRECTORS, YOU HAVE EVERY LEGAL RIGHT TO REVOKE IT BY SIGNING, DATING, AND MAILING THE ENCLOSED GREEN PROXY CARD OR BY VOTING IN PERSON AT THE ANNUAL MEETING.

WHO YOU CAN CALL IF YOU HAVE QUESTIONS

                  If you have any questions or require any assistance, please contact The Altman Group, proxy solicitors for La Salle Financial, at the following address and telephone number:

                                    THE ALTMAN GROUP, INC.
                                    60 East 42nd Street, Suite 1241
                                    New York, NY 10165
                                    Toll Free: 1-800-206-0007

                  IT IS IMPORTANT THAT YOU RETURN YOUR PROXY PROMPTLY. PLEASE SIGN AND DATE YOUR GREEN PROXY CARD PROMPTLY AND RETURN IT IN THE ENCLOSED ENVELOPE TO AVOID UNNECESSARY EXPENSE AND DELAY. NO POSTAGE IS NECESSARY.

                           Sincerely,

                           /s/ Peter T. Kross
                           Peter T. Kross
                           La Salle Financial Partners, Limited Partnership and The Committee to Maximize Shareholder Value

May ___, 1999

                                    EXHIBIT A

            ADDITIONAL INFORMATION REGARDING MEMBERS OF THE COMMITTEE

                  The following table sets forth information regarding holdings of Common Stock by members of the Committee (who together constitute a "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of
1934):


--------------------------------------------------------------------------------------------------------------------
                                                                                                    SHARES HELD BY
         PARTICIPANT & ADDRESS           SHARES HELD BENEFICIALLY       PERCENT OF CLASS            NON-PARTICIPANT
                                                                                                      ASSOCIATES
--------------------------------------------------------------------------------------------------------------------
La Salle Financial Partners, Limited
Partnership
259 E. Michigan Avenue                            550,047                     4.98%                        0
Suite 405
Kalamazoo, MI 49007
--------------------------------------------------------------------------------------------------------------------
La Salle Capital Management, Inc.
259 E. Michigan Avenue
Suite 405                                         550,047                     4.98%                        0
Kalamazoo, MI 49007
--------------------------------------------------------------------------------------------------------------------
Talman Financial, Inc.
248 Gross Pointe Boulevard                        550,047                     4.98%                        0
Grosse Pointe Farms, MI 48236
--------------------------------------------------------------------------------------------------------------------
Richard J. Nelson
259 E. Michigan Avenue
Suite 405                                         550,047                     4.98%                        0
Kalamazoo, MI 49007
--------------------------------------------------------------------------------------------------------------------
Peter T. Kross
114 Kercheval Ave.                                550,047                     4.98%                        0
Grosse Pointe Farms, MI 48236
--------------------------------------------------------------------------------------------------------------------
Florence Nelson
605 West Inkster                                     0                         0%                          0
Kalamazoo, Michigan 49008
--------------------------------------------------------------------------------------------------------------------
William D. King
9 Wideloop Road                                      0                         0%                          0
Rolling Hills, California 90274
--------------------------------------------------------------------------------------------------------------------
George L. Barr
507 Woodview Road                                    0                         0%                          0
Lake Barrington, Illinois 60010
--------------------------------------------------------------------------------------------------------------------

                  No member of the Committee owns any shares of the Common Stock of record but not beneficially.

                  The following transactions are the only transactions with regard to the Common Stock made by La Salle Financial within the past two years. Other than the transactions listed below, which may be deemed to be transactions of Mr. Nelson by virtue of his joint ownership, together with his wife Florence Nelson, of La Salle Capital Management, Inc., a General Partner of the Partnership, and Mr. Nelson's service as President and a Director of La Salle Capital Management, Inc., Mr. Nelson has made no purchases or sales of Common Stock within the past two years. Neither Mr. King nor Mr. Barr has made any purchases or sales of Common Stock within the past two years.

---------------------------------------------------------------------------
            DATE                            NUMBER OF SHARES
                                            PURCHASED/ (SOLD)
---------------------------------------------------------------------------
           6/12/97                                8,000
---------------------------------------------------------------------------
           6/20/97                                3,000
---------------------------------------------------------------------------
           7/1/97                                 6,000
---------------------------------------------------------------------------
           7/2/97                                 7,500
---------------------------------------------------------------------------
           7/29/97                                7,500
---------------------------------------------------------------------------
           8/12/97                                5,000
---------------------------------------------------------------------------
           9/8/97                                10,000
---------------------------------------------------------------------------
           9/9/97                                 7,000
---------------------------------------------------------------------------
           9/10/97                                7,000
---------------------------------------------------------------------------
           9/15/97                                1,000
---------------------------------------------------------------------------
           9/15/97                                2,000
---------------------------------------------------------------------------
           9/19/97                                5,000
---------------------------------------------------------------------------
           9/23/97                               10,000
---------------------------------------------------------------------------
           9/23/97                               15,000
---------------------------------------------------------------------------
           9/25/97                                7,000
---------------------------------------------------------------------------
           9/26/97*                               5,000
---------------------------------------------------------------------------
           10/3/97                               12,000
---------------------------------------------------------------------------
          10/6/97                                 7,000
---------------------------------------------------------------------------
          10/10/97                                7,000
---------------------------------------------------------------------------
          10/10/97                                2,500
---------------------------------------------------------------------------
          10/10/97                                9,000
---------------------------------------------------------------------------
          10/13/97                                8,000
---------------------------------------------------------------------------
          10/13/97                               18,500
---------------------------------------------------------------------------
          10/15/97                               10,000
---------------------------------------------------------------------------
          10/20/97                                  900
---------------------------------------------------------------------------
          10/21/97                                1,033
---------------------------------------------------------------------------
          10/22/97                                1,000
---------------------------------------------------------------------------
          10/22/97                                5,067
---------------------------------------------------------------------------
          10/23/97                                5,088
---------------------------------------------------------------------------
          10/23/97                               15,000
---------------------------------------------------------------------------
          10/31/97                                3,000
---------------------------------------------------------------------------
           11/4/97                               10,000
---------------------------------------------------------------------------
           11/5/97                               17,500
---------------------------------------------------------------------------



---------------------------------------------------------------------------
            DATE                            NUMBER OF SHARES
                                            PURCHASED/ (SOLD)
---------------------------------------------------------------------------
          11/20/97                               12,500
---------------------------------------------------------------------------
          11/20/97                               25,000
---------------------------------------------------------------------------
           12/2/97                                 500
---------------------------------------------------------------------------
          12/10/97                                2,000
---------------------------------------------------------------------------
          12/10/97                                1,000
---------------------------------------------------------------------------
          12/11/97                                1,000
---------------------------------------------------------------------------
          12/15/97                                3,000
---------------------------------------------------------------------------
          12/15/97                                4,000
---------------------------------------------------------------------------
          12/23/97                                1,500
---------------------------------------------------------------------------
           1/2/98                                12,500
---------------------------------------------------------------------------
           1/7/98                                 5,000
---------------------------------------------------------------------------
           1/8/98                                 6,500
---------------------------------------------------------------------------
           1/21/98                                4,400
---------------------------------------------------------------------------
           1/22/98                                5,000
---------------------------------------------------------------------------
           1/23/98                                6,900
---------------------------------------------------------------------------
           1/26/98                                1,700
---------------------------------------------------------------------------
           1/27/98                                4,800
---------------------------------------------------------------------------
           3/13/98                                1,000
---------------------------------------------------------------------------
           3/13/98                                1,179
---------------------------------------------------------------------------
           4/1/98                                 4,000
---------------------------------------------------------------------------
           4/13/98                                2,000
---------------------------------------------------------------------------
           4/13/98                                7,000
---------------------------------------------------------------------------
           4/13/98                                6,200
---------------------------------------------------------------------------
           4/14/98                                6,000
---------------------------------------------------------------------------
           4/20/98                                 900
---------------------------------------------------------------------------
           5/6/98                                 6,500
---------------------------------------------------------------------------
           5/7/98                                 2,700
---------------------------------------------------------------------------
           5/13/98                                3,500
---------------------------------------------------------------------------
           5/15/98                                 400
---------------------------------------------------------------------------
           6/3/98                                 7,500
---------------------------------------------------------------------------
           6/5/98                                15,000
---------------------------------------------------------------------------
           6/9/98                                 7,500
---------------------------------------------------------------------------
           6/15/98                                5,000
---------------------------------------------------------------------------
           6/16/98                                5,425
---------------------------------------------------------------------------
           6/18/98                                 200
---------------------------------------------------------------------------
           6/18/98                                4,000
---------------------------------------------------------------------------
          6/25/98**                              40,000
---------------------------------------------------------------------------
           7/22/98                               10,000
---------------------------------------------------------------------------
           9/4/98                                (7,900)
---------------------------------------------------------------------------
           9/4/98                                (5,000)
---------------------------------------------------------------------------


---------------------------------------------------------------------------
            DATE                            NUMBER OF SHARES
                                            PURCHASED/ (SOLD)
---------------------------------------------------------------------------
           9/24/98                              (10,000)
---------------------------------------------------------------------------
           9/29/98                              (15,000)
---------------------------------------------------------------------------
           10/2/98                               (5,000)
---------------------------------------------------------------------------
          10/14/98                              (67,000)
---------------------------------------------------------------------------
          10/14/98                             (100,000)
---------------------------------------------------------------------------
           4/9/99                                (1,000)***
---------------------------------------------------------------------------
           4/15/99                               (1,350)***
---------------------------------------------------------------------------
           4/16/99                               (5,800)***
---------------------------------------------------------------------------
           4/19/99                               (2,000)***
---------------------------------------------------------------------------
           4/22/99                               (2,000)***
---------------------------------------------------------------------------

*In addition to the purchased shares reflected in this chart, on September 26, 1997, La Salle Financial received 53,000 shares of the Common Stock in a stock split.

**In addition to the purchased shares reflected in this chart, La Salle Financial received 236,205 shares of the Common Stock pursuant to the merger of Southwest Bancshares, Inc. with and into the Corporation on July 2, 1998.

***Due to recent share repurchases of Common Stock by the Company, La Salle Financial has made these sales to conform with its current business plan not to exceed an ownership position of more than 5% of the outstanding shares of Common Stock.

                  The amount of funds expended to date by La Salle Financial to acquire the shares of the Common Stock currently held by La Salle Financial is approximately $13,504,554. Such funds were provided in part from La Salle Financial's available capital and in part by loans from subsidiaries of The Bear Stearns Companies, Inc. ("Bear Stearns"). La Salle Financial has a margin account with Bear Stearns and has used the proceeds from loans made to it by Bear Stearns to purchase a portion of the shares of the Common Stock that it presently owns. La Salle Financial estimates that its total indebtedness to Bear Stearns as of the date of this letter is approximately $6,462,870. La Salle Financial is unable to determine what portion of that indebtedness relates specifically to purchases of the Common Stock.

                  Messrs. Nelson, King and Barr are not required to file reports under Section 16 of the Securities Exchange Act of 1934, as amended, with respect to the Common Stock.

PROXY                                                                      PROXY

                               ALLIANCE BANCORP
                        ANNUAL MEETING OF SHAREHOLDERS

                                 JUNE 23, 1999

              IN OPPOSITION TO THE MANAGEMENT OF ALLIANCE BANCORP




     THIS PROXY IS SOLICITED ON BEHALF OF LA SALLE FINANCIAL PARTNERS, LIMITED PARTNERSHIP ("LA SALLE FINANCIAL") AND THE COMMITTEE TO MAXIMIZE SHAREHOLDER VALUE (THE "COMMITTEE") FOR USE AT THE 1999 ANNUAL MEETING OF SHAREHOLDERS OF ALLIANCE BANCORP (THE "COMPANY"), TO BE HELD ON JUNE 23, 1999, AND AT ANY ADJOURNMENT THEREOF.



     The undersigned acknowledges receipt of the Proxy Statement of La Salle Financial and the Committee dated May __, 1999 (the "Proxy Statement"), relating to the Annual Meeting of the Shareholders of the Company, and hereby appoints Richard J. Nelson and Peter T. Kross, and each of them (hereinafter "Proxyholders"), as Proxy with power of substitution (to act jointly or if only one acted then by that act), hereby revoking any previous proxies, to vote on behalf of the undersigned all of the shares of May 12, 1999 Common Stock of the Company held of record by the undersigned as of May 12, 1999 at the Annual Meeting of Shareholders of the Company to be held on June 23, 1999, or at any adjournment or postponement thereof, in accordance with the following instructions:



     THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF RICHARD J. NELSON, WILLIAM D. KING AND GEORGE L. BARR AS DIRECTORS OF THE COMPANY, FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999, AND UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING IN THE DISCRETION OF THE PROXYHOLDERS APPOINTED HEREIN.




--------------------------------------------------------------------------------

                           /\ FOLD AND DETACH HERE /\

              AND RETURN USING THE POSTAGE-PAID ENVELOPE PROVIDED


                                                  ALLIANCE BANCORP ANNUAL MEETING
                              PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY /X/

                         LA SALLE FINANCIAL AND THE COMMITTEE RECOMMEND A VOTE FOR THE FOLLOWING PROPOSALS


1.   Election of Directors                  For  Withheld   For All                   2.  To rally the appointment
     Richard J. Nelson, William D. King,    All    All      Except                        KPMG LLP as the Company
     George L. Barr                         / /    / /       / /    _________________     fiscal year ending    For  Against Abstain
                                                                    Nominee Exception     December 31, 1999.    / /    / /     / /

The Board of Directors recommends a vote                                              3.  In their discretion,
FOR all the above nominee.                                                                the Proxyholders are
                                                                                          authorized to vote
                                                                                          upon such other business
                                                                                          as may properly come
                                                                                          before the meeting.   / /    / /     / /




                                                                  Comments/               Date______________________________, 1999
                                                                   Charge   |    |
                                                                     of     |    |        ________________________________________
                                                                   Address  |    |        Signature(s)

                                                         If you need assistance in        ________________________________________
                                                         voting your shares ,             Signature(s)
                                                         please call The Altman           Please sign exactly a name
                                                         Group, Inc. which is             appears hereon, If signed as a
                                                         assisting La Salle               attorney executor, personal
                                                         Financial and the                representative, administrator,
                                                         Committee in its                 trustee or guardian, please
                                                         solicitation of your             give full title as such.  If
                                                         proxy for the Annual             shares are held in two or
                                                         Meeting, at (212)                more names, all persons so
                                                         881-9800                         name must sign. A proxy on
                                                                                          behalf of a corporation should
                                                                                          be signed in its name by a
                                                                                          duly authorized officer.

-------------------------------------------------------------------------------------------------------------------------------
                                                    /\  FOLD AND DETACH HERE  /\

